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                                                                      EXHIBIT 11


                              COLDWATER CREEK INC.
        COMPUTATION OF PRO FORMA AND SUPPLEMENTAL EARNINGS PER SHARE (1)



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
                                                                               FISCAL YEAR
                                                                              ENDED MARCH 2,   NINE MONTHS ENDED
                                                                                   1996        NOVEMBER 30, 1996
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
COMPUTATION OF PRIMARY EARNINGS PER SHARE
  Net income as reported...................................................   $    5,614,000     $    5,963,000
  Pro forma provision for income taxes.....................................       (2,246,000)        (2,385,000)
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Net income available to common stock.......................................   $    3,368,000     $    3,578,000
                                                                             ----------------  ------------------
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Weighted average shares outstanding
  Actual shares outstanding................................................        7,245,118          7,245,118
  Deemed shares outstanding for Sub-S distribution.........................        1,034,357            851,044
  Net effect of dilutive stock options based on the treasury stock method
    using the estimated offering price of $14 per share....................          234,852            234,852
                                                                             ----------------  ------------------
  Total common shares and equivalents......................................        8,514,327          8,331,014
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Pro forma primary earnings per share.......................................   $         0.40     $         0.43
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COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
Net income available to common stock.......................................   $    3,368,000     $    3,578,000
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Weighted average shares outstanding
  Actual shares outstanding................................................        7,245,118          7,245,118
  Deemed shares outstanding for Sub-S distribution.........................        1,034,357            851,044
  Net effect of dilutive stock options based on the treasury stock method
    using the estimated offering price of $14 per share....................          234,852            234,852
                                                                             ----------------  ------------------
  Total common shares and equivalents......................................        8,514,327          8,331,014
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Pro forma fully diluted earnings per share.................................   $         0.40     $         0.43
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COMPUTATION OF SUPPLEMENTAL EARNINGS PER SHARE
  Net income as reported...................................................   $    5,614,000     $    5,963,000
  Plus interest expense....................................................         --                  213,000
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  Pro forma net income before income taxes.................................   $    5,614,000     $    6,176,000
  Pro forma provision for income taxes.....................................       (2,246,000)        (2,470,000)
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Net income available to common stock.......................................   $    3,368,000     $    3,706,000
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Weighted average shares outstanding
  Actual shares outstanding................................................        7,245,118          7,245,118
  Deemed shares outstanding for Sub-S distribution.........................        1,034,357            851,044
  Deemed shares outstanding for debt retirement............................         --                  821,429
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  Net effect of dilutive stock options based on the treasury stock method
    using the estimated offering price of $14 per share....................          234,852            234,852
                                                                             ----------------  ------------------
  Total common shares and equivalents......................................        8,514,327          9,152,443
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Supplemental earnings per share............................................   $         0.40     $         0.40
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(1) In January 1997, the Company's Board of Directors approved a 1.67 for 1 stock split, in the form of a stock dividend, of the Company's outstanding
    Common Stock. All common share and per share amounts in the above exhibit have been adjusted retroactively to give effect to this stock split and the stock conversion.